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        Exhibit B

SHARE PURCHASE AGREEMENT

        THIS AGREEMENT made the 12th day of July, 2004.

B E T W E E N:

  FAIR ENTERPRISE LIMITED,
  a corporation existing under the laws of the Island of Jersey,

        (hereinafter referred to as "Fair Enterprise"),

         — and —

  MI DEVELOPMENTS INC.,
  a corporation existing under the laws of the Province of Ontario,

        (hereinafter referred to as "MID").

        WHEREAS Fair Enterprise is the owner of 3,682,515 MEC Class A Shares (as defined below) (the "Purchase Shares") in the capital of MEC (as defined below);

        AND WHEREAS Fair Enterprise and MID propose that the Purchase Shares be transferred to MID in accordance with the terms and conditions of this Agreement;

        AND WHEREAS Fair Enterprise wishes to have the option to repurchase the Purchase Shares from MID in the event that the Privatization Transaction (as defined below) has not been completed by December 30, 2004;

        THIS AGREEMENT WITNESSES THAT in consideration of the respective covenants and agreements of the parties hereinafter contained and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged by each party), the parties hereby agree as follows:

ARTICLE 1
INTERPRETATION

1.1    Defined Terms.

        For the purposes of this Agreement, unless the context otherwise requires, the following terms shall have the respective meanings set out below and grammatical variations of such terms shall have corresponding meanings:

"Cash Consideration" means cash in the amount of 15% of the Purchase Price;

"CRA" means the Canada Revenue Agency, or any successor thereof;

"Exchange Shares" means that number of MID Class A Shares to be issued to Fair Enterprise pursuant to section 2.2 hereof equal to 85% of the product of (i) the number of the Purchase Shares and (ii) the quotient obtained by dividing the volume weighted average price of all trades of the MEC Class A Shares on NASDAQ for the five trading days ending on the date hereof by the volume weighted average price of all trades of the MID Class A Shares on the NYSE for the five trading days ending on the date hereof, with such resulting number of Exchange Shares being rounded up to the nearest whole share;

"ITA" means the Income Tax Act (Canada), as amended from time to time;

"MEC" means Magna Entertainment Corp., a corporation existing under the laws of the state of Delaware;

"MEC Class A Shares" means the shares of Class A Subordinate Voting Stock in the capital of MEC;

"MID Class A Shares" means the Class A Subordinate Voting Shares in the capital of MID;

"NASDAQ" means The Nasdaq National Market;

"NYSE" means the New York Stock Exchange;

"Privatization Transaction" means the proposed acquisition by MID of all the issued and outstanding MEC Class A Shares not currently owned by MID pursuant to an exchange offer and/or merger;

"Purchase Price" has the meaning given to that term in section 2.1;

"Regulatory Approvals" means the acceptance by the TSX of a notice for filing in respect of the issuance by MID of the Exchange Shares and any other regulatory approval required in connection with such issuance; and

"TSX" means the Toronto Stock Exchange.

1.2    Currency.

        Unless otherwise indicated, all dollar amounts referred to in this Agreement are expressed in the lawful currency of the United States of America.

1.3    Sections and Headings.

        The division of this Agreement into Articles, sections and subsections and the insertion of headings are for reference purposes only and shall not affect the interpretation of this Agreement. Unless otherwise indicated, any reference herein to a particular Article, section or subsection refers to the specified Article, section or subsection of this Agreement. The words "hereby", "hereof" and similar terms refer to this Agreement and not to any particular Article, section, subsection or other portion of this Agreement.

1.4    Number, Gender and Persons.

        In this Agreement, words importing the singular number shall include the plural and vice versa, words importing gender shall include all genders and words importing persons shall include individuals, corporations, partnerships, limited liability companies, associations, trusts, unincorporated organizations, governmental bodies and other legal or business entities.

1.5    Applicable Law.

        This Agreement shall be construed, interpreted and enforced in accordance with, and the respective rights and obligations of the parties shall be governed by, the laws of the Province of Ontario and each party irrevocably and unconditionally submits to the non-exclusive jurisdiction of the courts of such jurisdiction and all courts competent to hear appeals therefrom.

1.6    Successors and Assigns.

        This Agreement shall enure to the benefit of and shall be binding on and enforceable by the parties and their respective successors and permitted assigns, as applicable. Neither party may assign any of its rights or obligations hereunder without the prior written consent of the other party.

1.7    Execution in Counterparts.

        This Agreement may be executed in counterparts, each of which shall constitute an original and both of which taken together shall constitute one and the same instrument.

ARTICLE 2
EXCHANGE OF PURCHASE SHARES

2.1    Transfer.

        Subject to the provisions of this Agreement, Fair Enterprise hereby delivers and transfers to MID at the time and on the date that the purchase of the Purchase Shares is approved by the Board of Directors of MID (i) all the right, title and interest of Fair Enterprise in and to the Purchase Shares and (ii) one or more certificates representing the Purchase Shares, duly endorsed in blank or with customary stock powers executed and attached thereto (the "Purchase Share Certificates"), in consideration of the agreement of MID to issue the Exchange Shares and pay the Cash Consideration to Fair Enterprise upon receipt of all Regulatory Approvals. The purchase price (the "Purchase Price") for the Purchase Shares shall be an amount equal to the number of Purchase Shares multiplied by the volume weighted average price of all trades of the MEC Class A Shares on NASDAQ for the five trading days ending on the date hereof, being the fair market value thereof.

2.2    Issuance of Exchange Shares.

        MID covenants with Fair Enterprise that it will apply to the TSX to obtain all Regulatory Approvals. Upon receipt of all Regulatory Approvals, MID shall pay the Cash Consideration to Fair Enterprise, shall issue to Fair Enterprise the Exchange Shares and shall deliver to Fair Enterprise a certificate representing the Exchange Shares registered in the name of Fair Enterprise. If Regulatory Approvals are not obtained by December 30, 2004, the Cash Consideration will not be paid and the Exchange Shares will not be issued and the Purchase Shares shall immediately on the next day by operation of this Agreement be transferred to Fair Enterprise, free and clear of all liens, charges and encumbrances, in each case, without any further action by the parties hereof and MID shall promptly thereafter deliver the Purchase Share Certificates to Fair Enterprise.

2.3    Privatization Transaction Not Completed.

        (a)    In the event that the Exchange Shares have been issued and the Cash Consideration paid pursuant to section 2.2, but either (i) the Privatization Transaction has not been completed by December 30, 2004, or (ii) prior to December 30, 2004, MID publicly announces that it is abandoning the Privatization Transaction, then Fair Enterprise shall, at its option by providing written notice thereof to MID (the "Repurchase Notice") within ten days thereafter, be entitled to repurchase the Purchase Shares from MID, free and clear of all liens, charges and encumbrances, in consideration for, at Fair Enterprise's option, either (i) the Exchange Shares, free and clear of all liens, charges and encumbrances, and the Cash Consideration, or (ii) the Cash Consideration and an amount in cash equal to the number of the Exchange Shares multiplied by the volume weighted average price of all trades of the MID Class A Shares on the NYSE for the five trading days ending on the date prior to the date of such repurchase.

        (b)    In the event that the Exchange Shares have not been issued and the Cash Consideration has not been paid pursuant to section 2.2 and MID publicly announces that it is abandoning the Privatization Transaction, then Fair Enterprise shall, at its option by providing a Repurchase Notice to MID within ten days thereafter, be entitled to repurchase the Purchase Shares from MID, free and clear of all liens, charges and encumbrances, in consideration for the termination of MID's obligation to issue the Exchange Shares and pay the Cash Consideration pursuant to section 2.1.

        (c)    The repurchase of the Purchase Shares by Fair Enterprise from MID as required by sections 2.3(a) and 2.3(b) shall occur within ten days of the Repurchase Notice by Fair Enterprise to MID, provided that notwithstanding the foregoing or section 2.3(a), no such repurchase shall occur after December 31, 2004.

        (d)    Fair Enterprise and MID intend that, to the extent consistent with applicable law, any repurchase by Fair Enterprise of the Purchase Shares from MID will be treated for United States federal income tax purposes as resulting in a rescission of Fair Enterprise's transfer of the Purchase Shares to MID.

2.4    Acknowledgement.

        The parties acknowledge that beneficial ownership, control and direction over the Purchase Shares is hereby transferred from Fair Enterprise to MID at the time and on the date that the purchase of the Purchase Shares is approved by the Board of Directors of MID and Fair Enterprise acknowledges that MID shall be entitled to receive all dividends and exercise all voting and other rights attaching to the Purchase Shares from and after such time and date.

2.5    Adjustment.

        (a)    The parties agree that the Purchase Price for the Purchase Shares is intended to be the fair market value thereof and the consideration delivered in satisfaction of the Purchase Price is intended to have a fair market value equal to such Purchase Price. In the event that the CRA alleges that the Purchase Price is not equal to the fair market value of the Purchase Shares or that the consideration delivered in satisfaction of the Purchase Price does not have a fair market value equal to the Purchase Price, the parties agree to adjust the Purchase Price to an amount equal to the fair market value of the Purchase Shares and to adjust the consideration deliverable in satisfaction of the Purchase Price, as applicable, as is determined by the parties or by the CRA or a court of competent jurisdiction upon expiry of all rights of objection or appeal, and to adjust the consideration in the manner and to the extent required to give effect to any such Purchase Price adjustments.

        (b)    The purpose of the right to repurchase granted to Fair Enterprise in Section 2.3 is intended to permit Fair Enterprise to reacquire the Purchase Shares pursuant hereto in the event that the Privatization Transaction has not been completed by December 30, 2004. The parties agree that in the event the CRA alleges that the amount paid by Fair Enterprise on any exercise of that right is not equal to the fair market value of the Purchase Shares, such adjustments will be made as are necessary to ensure that the amount paid by Fair Enterprise is equal to the fair market value of such shares as is determined by the parties, by the CRA or by a court of competent jurisdiction upon the expiry of all rights of objection or appeal.

2.6    Withholding Taxes.

        Fair Enterprise acknowledges that MID is entitled to withhold from consideration otherwise payable or property deliverable to Fair Enterprise pursuant to this Agreement, to the extent, if any, required by applicable tax law. Without derogation of MID's absolute right to withhold such amounts as are required by law, the parties agree to discuss the manner in which the withholding shall be satisfied.

2.7    Legend.

        Every Purchase Share Certificate shall bear the following legend:

THE SHARES EVIDENCED BY THIS CERTIFICATE WERE ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), AND THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SHARES REPRESENTED BY THIS CERTIFICATE IS HEREBY NOTIFIED THAT THE SELLER OF THE SHARES REPRESENTED BY THIS CERTIFICATE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

THE HOLDER OF THIS CERTIFICATE AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THE SHARES REPRESENTED BY THIS CERTIFICATE MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1) IN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), (4) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT) THAT PRIOR TO SUCH TRANSFER, FURNISHES THE COMPANY WITH A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE TRANSFER OF THE SHARES REPRESENTED BY THIS CERTIFICATE (THE FORM OF WHICH CAN BE OBTAINED FROM THE COMPANY) AND, IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF SECURITIES LESS THAN $250,000, AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, OR (5) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES 1 THROUGH 5 IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THE SHARES REPRESENTED BY THIS CERTIFICATE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE. IN ANY CASE, THE HOLDER HEREOF WILL NOT, DIRECTLY OR INDIRECTLY, ENGAGE IN ANY HEDGING TRANSACTIONS WITH REGARD TO THE SHARES REPRESENTED BY THIS CERTIFICATE EXCEPT AS PERMITTED UNDER THE SECURITIES ACT.

THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THE SHARES REPRESENTED BY THIS CERTIFICATE FROM IT OF THE FOREGOING RESALE RESTRICTIONS.

ARTICLE 3
REPRESENTATIONS, WARRANTIES
AND FURTHER COVENANTS

3.1    Representations and Warranties of Fair Enterprise.

        Fair Enterprise hereby represents and warrants to MID as follows and acknowledges that MID is relying on such representations and warranties in connection with its acquisition of the Purchase Shares:

  (a)
  Fair Enterprise is a corporation existing under the laws of the Island of Jersey and has the corporate power to enter into and perform its obligations under this Agreement;

  (b)
  this Agreement is a legal, valid and binding obligation of Fair Enterprise, enforceable against Fair Enterprise by MID in accordance with its terms except as enforcement may be limited by bankruptcy, insolvency and other laws affecting the rights of creditors generally and except that equitable remedies may be granted only in the discretion of a court of competent jurisdiction;

  (c)
  Fair Enterprise is the registered and beneficial owner of the Purchase Shares with a good and marketable title thereto, free of all liens, charges and encumbrances whatsoever; and

  (d)
  no person, firm or corporation has any agreement (other than this Agreement) or option or right capable of becoming an agreement or option for the purchase from Fair Enterprise of any of the Purchase Shares.

3.2    Representations and Warranties of MID.

        MID hereby represents and warrants to Fair Enterprise as follows and acknowledges that Fair Enterprise is relying on such representations and warranties in connection with its disposition of the Purchase Shares:

  (a)
  MID is a corporation existing under the laws of Ontario and has the corporate power to enter into and perform its obligations under this Agreement;

  (b)
  this Agreement is a legal, valid and binding obligation of MID, enforceable against MID by Fair Enterprise in accordance with its terms except as enforcement may be limited by bankruptcy, insolvency and other laws affecting the rights of creditors generally and except that equitable remedies may be granted only in the discretion of a court of competent jurisdiction; and

  (c)
  the Exchange Shares, when issued, will be issued to Fair Enterprise as fully-paid and non-assessable shares.

3.3    Survival.

        The representations and warranties set out in this Article 3 shall survive the purchase and sale of the Purchase Shares herein provided for and shall continue in full force and effect for the benefit of the party in whose favour they are expressed to be made indefinitely.

ARTICLE 4
FURTHER ASSURANCES

4.1    Further Assurances.

        Upon the request from time to time of the other party, each party shall execute all such transfers, assignments, notices and other documents, shall use its reasonable efforts to obtain all such consents and approvals (provided that such party shall not be required to make any payments to obtain the same) and shall do all such other acts and things as the other party, acting reasonably, may consider necessary or advisable effectively to have the Purchase Shares or the Exchange Shares, as applicable, registered in the name of such party.

        IN WITNESS WHEREOF the parties have executed this Agreement as of the date first above written.

FAIR ENTERPRISE LIMITED
By:
Name: Title:
MI DEVELOPMENTS INC.
By:
Name: Title:
By:
Name: Title:

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